EXHIBIT 99.1

Varonis Announces Third Quarter 2024 Financial Results

Annual recurring revenues grew 18% year-over-year
SaaS ARR as a percentage of total ARR was approximately 43%
Year-to-date cash from operations generated $90.9 million vs. $49.0 million last year
Year-to-date free cash flow generated $88.6 million vs. $46.0 million last year

NEW YORK, Oct. 29, 2024 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a leader in data security, today announced financial results for the third quarter ended September 30, 2024.

Yaki Faitelson, Varonis CEO, said, "We are encouraged by the many tailwinds that are contributing to the strong growth in our business, and our third quarter results reflect the continued strong adoption of our SaaS platform and positive momentum from our Managed Data Detection and Response offering.”

Guy Melamed, Varonis CFO & COO, added, “The robust demand for Varonis SaaS from both new and existing customers is evident with 43% of total company ARR coming from SaaS. This demand is benefiting our ARR growth and cash flow generation and gives us confidence as we enter the fourth quarter.”

Financial Summary for the Third Quarter Ended September 30, 2024

  Total revenues were $148.1 million, compared with $122.3 million in the third quarter of 2023.
  SaaS revenues were $57.8 million, compared with $13.7 million in the third quarter of 2023.
  Term license subscription revenues were $68.8 million, compared with $84.0 million in the third quarter of 2023.
  Maintenance and services revenues were $21.5 million, compared with $24.6 million in the third quarter of 2023.
  GAAP operating loss was ($23.6) million, compared to GAAP operating loss of ($29.1) million in the third quarter of 2023.
  Non-GAAP operating income was $9.1 million, compared to non-GAAP operating income of $4.9 million in the third quarter of 2023.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and nine months ended September 30, 2024 and 2023. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, was $610.0 million as of the end of the third quarter, up 18% year-over-year.
  As of September 30, 2024, the Company had $1.2 billion in cash and cash equivalents, short-term deposits and short-term and long-term marketable securities.
  During the nine months ended September 30, 2024, the Company generated $90.9 million of cash from operations, compared to $49.0 million generated in the prior year period.
  During the nine months ended September 30, 2024, the Company generated $88.6 million of free cash flow, compared to $46.0 million generated in the prior year period.
  Raised net proceeds of $394.1 million through an offering of 1.00% Convertible Senior Notes due 2029.
  Announced new AI-powered data discovery and classification capabilities that enhance our industry-leading data classification technology.
  Integrated the Varonis platform with SentinelOne and Microsoft Defender for Endpoint, expanding visibility to customers' endpoints and enabling end-to-end threat detection and response.
  Expanded Salesforce security offering with new automated remediation capabilities.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow. An explanation of this measure is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

For the fourth quarter of 2024, the Company expects:

  Revenues of $162.0 million to $167.0 million, or year-over-year growth of 5% to 8%.
  Non-GAAP operating income of $20.0 million to $22.0 million.
  Non-GAAP net income per diluted share in the range of $0.13 to $0.14, based on 135.0 million diluted shares outstanding.

For full year 2024, the Company now expects:

  ARR of $635.0 million to $639.0 million, or year-over-year growth of 17% to 18%.
  Free cash flow of $95.0 million to $100.0 million.
  Revenues of $554.4 million to $559.4 million, or year-over-year growth of 11% to 12%.
  Non-GAAP operating income of $20.6 million to $22.6 million.
  Non-GAAP net income per diluted share in the range of $0.26 to $0.27, based on 134.9 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Tuesday, October 29, 2024, at 4:30 p.m. Eastern Time, to discuss the Company's third quarter 2024 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13749435. A replay of this conference call will be available through November 5, 2024 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13749435. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842 and (v) amortization of debt issuance costs.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period; and
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020 and 2024, are a non-cash item.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by or used in our operations that, after the investments in property and equipment, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2029.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts, SaaS contracts, and maintenance contracts in effect at the end of that period. Subscription license contracts, SaaS contracts, and maintenance contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transactions. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) is a leader in data security, fighting a different battle than conventional cybersecurity companies. Our cloud-native Data Security Platform continuously discovers and classifies critical data, removes exposures, and detects advanced threats with AI-powered automation.

Thousands of organizations worldwide trust Varonis to defend their data wherever it lives — across SaaS, IaaS, and hybrid cloud environments. Customers use Varonis to automate a wide range of security outcomes, including data security posture management (DSPM), data classification, data access governance (DAG), data detection and response (DDR), data loss prevention (DLP), and insider risk management.

Varonis protects data first, not last. Learn more at www.varonis.com.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	Unaudited		Unaudited
Revenues:
Term license subscriptions	$68,751	$83,963	$187,460	$250,306
SaaS	57,805	13,716	136,575	21,437
Maintenance and services	21,512	24,629	68,401	73,318
Total revenues	148,068	122,308	392,436	345,061

Cost of revenues	24,007	17,381	67,792	52,404

Gross profit	124,061	104,927	324,644	292,657

Operating expenses:
Research and development	53,459	44,818	146,219	135,694
Sales and marketing	71,378	68,610	212,646	207,324
General and administrative	22,864	20,646	65,878	61,618
Total operating expenses	147,701	134,074	424,743	404,636

Operating loss	(23,640)	(29,147)	(100,099)	(111,979)
Financial income, net	10,245	8,634	27,039	24,872

Loss before income taxes	(13,395)	(20,513)	(73,060)	(87,107)
Income taxes	(4,938)	(2,504)	(9,711)	(12,911)

Net loss	$(18,333)	$(23,017)	$(82,771)	$(100,018)

Net loss per share of common stock, basic and diluted	$(0.16)	$(0.21)	$(0.74)	$(0.92)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	112,268,210	109,429,722	111,382,582	109,187,063

Stock-based compensation expense for the three and nine months ended September 30, 2024 and 2023 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	Unaudited		Unaudited
Cost of revenues	$1,357	$1,416	$4,017	$5,946
Research and development	10,442	11,323	31,057	37,480
Sales and marketing	9,860	11,201	30,985	37,861
General and administrative	10,272	9,040	28,054	26,889
	$31,931	$32,980	$94,113	$108,176

Payroll tax expense related to stock-based compensation for the three and nine months ended September 30, 2024 and 2023 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	Unaudited		Unaudited
Cost of revenues	$15	$24	$631	$385
Research and development	187	75	566	232
Sales and marketing	150	122	3,050	1,820
General and administrative	49	18	1,165	486
	$401	$239	$5,412	$2,923

Amortization of acquired intangibles and acquisition-related expenses for the three and nine months ended September 30, 2024 and 2023 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	Unaudited		Unaudited
Cost of revenues	$381	$382	$1,143	$1,144
Research and development	—	412	—	1,235
Sales and marketing	—	—	—	—
General and administrative	—	—	—	—
	$381	$794	$1,143	$2,379

Varonis Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	September 30, 2024	December 31, 2023
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$282,218	$230,740
Marketable securities	562,568	253,175
Short-term deposits	34,174	49,800
Trade receivables, net	119,203	169,116
Prepaid expenses and other short-term assets	76,206	64,326
Total current assets	1,074,369	767,157
Long-term assets:
Long-term marketable securities	332,329	211,063
Operating lease right-of-use assets	45,390	51,838
Property and equipment, net	28,908	33,964
Intangible assets, net	119	1,263
Goodwill	23,135	23,135
Other assets	16,904	15,490
Total long-term assets	446,785	336,753
Total assets	$1,521,154	$1,103,910

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$1,489	$672
Accrued expenses and other short-term liabilities	123,256	125,057
Convertible senior notes, net	251,625	—
Deferred revenues	217,605	181,049
Total current liabilities	593,975	306,778
Long-term liabilities:
Convertible senior notes, net	449,759	250,477
Operating lease liabilities	43,654	51,313
Deferred revenues	1,530	886
Other liabilities	3,676	4,808
Total long-term liabilities	498,619	307,484

Stockholders’ equity:
Share capital
Common stock	112	109
Accumulated other comprehensive loss	(4,381)	(8,649)
Additional paid-in capital	1,159,990	1,142,578
Accumulated deficit	(727,161)	(644,390)
Total stockholders’ equity	428,560	489,648
Total liabilities and stockholders’ equity	$1,521,154	$1,103,910

Varonis Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended September 30,
	2024	2023
	Unaudited
Cash flows from operating activities:
Net loss	$(82,771)	$(100,018)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,543	8,736
Stock-based compensation	94,113	108,176
Amortization of deferred commissions	19,906	17,547
Non-cash operating lease costs	7,050	7,087
Amortization of debt issuance costs	1,264	1,133
Amortization of premium and accretion of discount on marketable securities	(11,288)	(5,557)
Acquired in-process research and development	6,653	—

Changes in assets and liabilities:
Trade receivables	49,913	24,895
Prepaid expenses and other short-term assets	(10,889)	(11,118)
Deferred commissions	(23,846)	(18,338)
Other long-term assets	(129)	(963)
Trade payables	817	(1,634)
Accrued expenses and other short-term liabilities	(5,882)	(17,652)
Deferred revenues	37,200	33,555
Other long-term liabilities	272	3,120
Net cash provided by operating activities	90,926	48,969

Cash flows from investing activities:
Proceeds from maturities of marketable securities	157,100	28,850
Investment in marketable securities	(576,753)	(331,651)
Proceeds from short-term and long-term deposits	25,038	170,925
Investment in short-term and long-term deposits	(9,233)	(118,605)
Purchase of in-process research and development	(6,653)	—
Purchases of property and equipment	(2,342)	(2,945)
Net cash used in investing activities	(412,843)	(253,426)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	450,099	—
Purchases of capped calls	(55,522)	—
Proceeds from employee stock plans	16,082	11,346
Taxes paid related to net share settlement of equity awards	(37,264)	(19,971)
Repurchase of common stock	—	(43,522)
Net cash provided by (used in) financing activities	373,395	(52,147)
Increase (decrease) in cash and cash equivalents	51,478	(256,604)
Cash and cash equivalents at beginning of period	230,740	367,800
Cash and cash equivalents at end of period	$282,218	$111,196

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income:

GAAP operating loss	$(23,640)	$(29,147)	$(100,099)	$(111,979)

Add back:
Stock-based compensation expense	31,931	32,980	94,113	108,176
Payroll tax expenses related to stock-based compensation	401	239	5,412	2,923
Amortization of acquired intangible assets and acquisition-related expenses	381	794	1,143	2,379
Non-GAAP operating income	$9,073	$4,866	$569	$1,499

Reconciliation to non-GAAP net income:

GAAP net loss	$(18,333)	$(23,017)	$(82,771)	$(100,018)

Add back:
Stock-based compensation expense	31,931	32,980	94,113	108,176
Payroll tax expenses related to stock-based compensation	401	239	5,412	2,923
Amortization of acquired intangible assets and acquisition-related expenses	381	794	1,143	2,379
Foreign exchange rate differences, net	(1,052)	(1,002)	(2,302)	(3,206)
Amortization of debt issuance costs	496	379	1,264	1,133
Non-GAAP net income	$13,824	$10,373	$16,859	$11,387

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	112,268,210	109,429,722	111,382,582	109,187,063
Non-GAAP weighted average number of shares used in computing net income per share of common stock - basic	112,268,210	109,429,722	111,382,582	109,187,063
Non-GAAP weighted average number of shares used in computing net income per share of common stock - diluted	134,713,048	126,748,606	134,821,002	126,777,843

GAAP net loss per share of common stock - basic and diluted	$(0.16)	$(0.21)	$(0.74)	$(0.92)
Non-GAAP net income per share of common stock - basic	$0.12	$0.09	$0.15	$0.10
Non-GAAP net income per share of common stock - diluted	$0.10	$0.08	$0.13	$0.09

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Nine Months Ended September 30,
	2024	2023
	Unaudited
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$90.9	$49.0
Purchases of property and equipment	(2.3)	(3.0)
Free cash flow	$88.6	$46.0

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Twelve Months Ended December 31, 2024
	Low	High
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$100.0	$107.0
Purchases of property and equipment	(5.0)	(7.0)
Free cash flow	$95.0	$100.0